UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2021

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

105 US Highway 1 North Palm Beach, Florida	33408
(Address of Principal Executive Offices)	(Zip Code)

(561) 844-5528

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On October 8, 2021, BurgerFi International, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Hot Air, Inc., a Delaware corporation (the “Target” or “Hot Air”), and Cardboard Box, LLC, a Delaware limited liability company (the “Seller”).  Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Acquisition of Hot Air; Acquisition Consideration

Upon the closing of the transactions contemplated in the Purchase Agreement (the “Closing”), the Company will purchase (the “Stock Acquisition”) from the Seller 100% of the outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of the Target, a wholly-owned subsidiary of Seller.  The Target, indirectly, through its subsidiaries (the Target and its subsidiaries, the “ACFP Companies”), owns the business (the “ACFP Business”) of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings” (“ACFP”).

In consideration for the Shares, the Company shall pay to Seller $86,600,447, subject to adjustments based on net debt levels and Leakage (such adjusted amount, the “BFI Consideration Share Amount”), payable through the issuance of: (i) an amount of newly-issued shares (the “BFI Consideration Common Shares”) of common stock, par value $0.0001 per share, of the Company (the “BFI Common Stock”) (valued at the volume-weighted average price per share for the thirty (30) trading day period of the BFI Common Stock ending on the trading day immediately before the Closing up to a cap per day of $14.25 per share and down to a minimum of $10.25 (such price per share, the “Per Common Share Amount”)) representing an amount equal to the BFI Consideration Share Amount, minus $53,000,000; provided that in no event shall such number of shares of BFI Common Stock exceed the BFI Common Exchange Cap, and any such excess amount shall be issued in the form of additional BFI Consideration Junior Preferred Shares (as defined below); and (ii) an amount of newly-issued shares (the “BFI Consideration Junior Preferred Shares,” and together with the BFI Consideration Common Shares, the “BFI Consideration Shares”) of non-convertible, redeemable Series A junior preferred stock, par value $0.0001 per share, of the Company (the “BFI Series A Junior Preferred Stock”) (with the number of shares of BFI Series A Junior Preferred Stock to be issued calculated using a price per share of $25.00) representing an aggregate value equal to (a) the BFI Consideration Share Amount, minus (b) an amount equal to the product of the Per Common Share Amount multiplied by the number of BFI Consideration Common Shares; provided, that in no event shall such aggregate value be less than $53,000,000.  In addition, the Company has agreed to assume $71,074,930 of the Target’s debt (the “ACFP Continuing Indebtedness”).  Further, the Company has agreed to assume the Hot Air, Inc. Amended and Restated 2016 Stock Option Plan (the “Target Plan”) at Closing and issue Rollover Options to each holder (each, a “Target Option Holder”) of options (the “Target Options”) to purchase shares of Target common stock under the Target Plan (excluding Out-of-Money Options), which Rollover Options will entitle each holder thereof to acquire (1) that number of whole shares of BFI Common Stock (rounded down to the nearest whole share with no cash being payable for any fractional share eliminated by such rounding) equal to the product obtained by multiplying (A) the number of shares of Target common stock subject to such Target Option immediately prior to the Closing by (B) the Option Exchange Ratio, (2) at an exercise price per share of BFI Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Target common stock of such Target Option immediately prior to the Closing by (y) the Option Exchange Ratio.

A number of BFI Consideration Common Shares (the “Indemnification Escrow Shares”) representing $12,000,000 shall be deposited into escrow with Continental Stock Transfer & Trust Company (the “Escrow Agent”) for the purpose of securing any indemnification obligations of the Seller set forth in the Purchase Agreement.  In addition, a number of BFI Consideration Common Shares (the “Purchase Price Adjustment Escrow Shares”) representing $4,000,000 shall be deposited into escrow with the Escrow Agent for the purpose of securing obligations of the Seller with respect to any purchase price adjustments due to the net debt levels or Leakage as set forth in the Purchase Agreement.

The aggregate number of shares of BFI Common Stock issued pursuant to the Stock Agreement and the transactions contemplated thereby, including with respect to the BFI Common Stock that would be issued under the Rollover Options on an as-exercised basis, shall not exceed 3,578,693 (representing 19.99% of the shares of BFI Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement), which number of shares shall be (i) reduced, on a share-for-share basis, by the number of shares of BFI Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and (ii) appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs after the date of the Purchase Agreement (such maximum number of shares, the “Exchange Cap”).

Lock-Up on BFI Consideration Common Shares

The BFI Consideration Common Shares, except with respect to transfers to certain permitted assignees, shall be subject to a lock-up until twelve (12) months after the Closing, subject to (i) earlier expiration as follows: (A) 30% of the BFI Consideration Common Shares may be transferred, if after the Closing, the last reported closing price of the BFI Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $23.00 per share, (B) 30% of the BFI Consideration Common Shares may be transferred, if after the Closing, the last reported closing price of the BFI Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $25.00 per share, and (C) 40% of the BFI Consideration Common Shares may be transferred, if after the Closing, the last reported closing price of the common stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities

Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder.  In addition, the BFI Consideration Common Shares shall be subject to a lock-up (together with the lock-up described in the preceding sentence, the “Lock-Up”) for 180 days after the Closing.

Post-Closing Board of Directors

Conditioned and effective upon the Closing, the post-Closing Board of Directors (“Board”) of the Company will increase to six (6) directors, with the Seller having the option and right (but not the obligation) to designate a Class C director (a “Seller Designated BFI Director”) and with each of the Seller and Executive Chairman of the Board having the right to designate a Board observer.  Seller shall further have the option and right (but not the obligation) to (x) in the event Seller elects to designate a Seller Designated BFI Director, have representation on each committee of the Board, and (y) to the extent Seller does not have representation on a committee of the  Board, appoint a non-voting observer to any or all committees of which a Seller Designated BFI Director is not a member.  The post-Closing Board (the “Post-Closing Board”) will consist of (i) Ophir Sternberg, as Executive Chairman of the Board, (ii) Andrew Taub, as the director designated by the Seller and (iii) Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann and Martha Stewart as the independent directors.

Post-Closing Management Changes

Conditioned and effective upon the Closing, the Company will (a) remove Julio Ramirez as Chief Executive Officer of the Company and provide Mr. Ramirez with the role of Chief Executive Officer and President of the BurgerFi brand, (b) appoint Ian Baines, the Chief Executive Officer of ACFP, as the Chief Executive Officer of the Company in place of Julio Ramirez; and (c) appoint Patrick Renna as the President of the ACFP brand, in each case until their successors are chosen and qualified, or until their earlier resignation or removal.

Stockholder Approval

Stockholder approval will not be required for the Purchase Agreement, the Stock Acquisition or any of the other transactions contemplated thereby.

Representations and Warranties

The Seller makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Purchase Agreement) relating to the following: (a) organization of the Seller and authority of the Seller with respect to the entry into, execution and delivery of and performance under the Purchase Agreement and the Transaction Documents to which it is party and the consummation of the Stock Acquisition; (b) organization of Hot Air and authority of Hot Air with respect to the entry into, execution and delivery of and performance under the Purchase Agreement and the Transaction Documents to which it is party and the consummation of the Stock Acquisition; (c) organization and qualification of the ACFP Companies other than Hot Air and authority of the ACFP Companies other than Hot Air with respect to the actions taken in connection with the Purchase Agreement and the Transaction Documents; (d) capitalization of Hot Air; (e) subsidiaries of Hot Air; (f) consents and approvals relating to the execution and delivery of the Purchase Agreement and the consummation of the Stock Acquisition; (g) financial statements of Hot Air; (h) undisclosed liabilities of the ACFP Companies; (i) absence of certain changes, events and conditions in or of the business of the ACFP Companies; (j) matters with respect to certain material contracts; (k) title to assets and real property of the ACFP Companies; (l) condition and sufficiency of assets; (m) intellectual property matters; (n) accounts receivable; (o) suppliers; (p) insurance matters; (q) legal proceedings and governmental orders; (r) compliance with applicable laws and permits; (s) environmental matters; (t) employee benefit matters; (u) employment matters; (v) tax matters; (w) books and records; (x) banks and powers of attorney; (y) franchise matters; (z) brokers; (aa) investment experience; (bb) risk of investment; (cc) investment purpose; (dd) accredited investor status; (ee) market for resale and (ff) access to data.

The Company makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Purchase Agreement) relating to the following: (a) organization and qualification of the Company and authority of the Company with respect to the entry into, execution and delivery of and performance under the Purchase Agreement and the Transaction Documents and the consummation of the Stock Acquisition and the Company’s adoption of resolutions regarding the Stock Acquisition; (b) organization, qualification and authority of the subsidiaries of the Company; (c) capitalization of the Company; (d) subsidiaries of the Company; (e) consents and approvals relating to the execution and delivery of the Purchase Agreement and the consummation of the Stock Acquisition; (f) the Company’s filings with the Securities and Exchange Commission; (g) financial statements of the Company; (h) absence of certain changes in the business of the Company and its subsidiaries; (i) legal proceedings and governmental orders; (j) related party transactions; (k) investment purpose; (l) brokers; (m) takeover statutes and (n) franchise matters.

Actions Prior to Closing

The Seller has agreed that, during the period from the date of the Purchase Agreement to the Closing, except as provided in the Purchase Agreement or consented to in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), Hot Air shall, and the Seller shall cause Hot Air to:

•	conduct the ACFP Business in the ordinary course of business consistent with past practice;

•	maintain the ACFP properties and other assets in good working condition (normal wear and tear excepted);

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use commercially reasonable best efforts to maintain and preserve intact the current organization and business and franchise of each ACFP Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers and others having business relationships with any ACFP Company.

Without limiting the foregoing, from the date hereof until the Closing, Hot Air and the Seller shall:

•	cause each ACFP Company to preserve and maintain all of its material permits, including all permits related to liquor and alcohol;
•	cause each ACFP Company to pay its debts, taxes and other obligations when due;
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cause each ACFP Company to maintain in all material respects the properties and assets owned, operated or used by such ACFP Company in the same condition as they were on the date of the Purchase Agreement, subject to reasonable wear and tear;

•	cause each ACFP Company to continue in full force and effect all insurance policies maintained by the ACFP Companies, except as required by applicable law;
•	cause each ACFP Company to perform all of its material obligations under all material contracts to which such ACFP Company is a party;
•	cause each ACFP Company to maintain its books and records in accordance with past practice;
•	cause each ACFP Company to comply in all material respects with all applicable laws;
•	maintain a minimum balance of $3,000,000 in the bank accounts and safety deposit boxes of the ACFP Companies;
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maintain the terms of employment of the ACFP Continuing Executives and ACFP Continuing Officers, including the annual base salary or wages and incentive compensation opportunities of such individuals, unless otherwise consented to in writing by the Company; and

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cause each ACFP Company not to take or permit any action that would cause any of the changes, events or conditions described in the Seller’s representations and warranties regarding absence of certain changes to occur.

The Company has agreed that, from the date of the Purchase Agreement until the earlier of the Closing and valid termination of the Purchase Agreement, except as required or expressly permitted by the Purchase Agreement or the Stock Acquisition, (x) as set forth in Section 5.13 (Conduct of Company) of the disclosure schedules to the Purchase Agreement, (y) as required by applicable law or (z) as Seller shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not and shall cause each of its subsidiaries not to:

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amend, adopt any amendment or otherwise change the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws as in effect on the date of the Purchase Agreement or other applicable governing instruments or organizational documents in any manner that would materially and adversely affect the holders of the BFI Common Stock or preferred stock, par value $0.0001 per share (“BFI Preferred Stock”), of the Company;

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make any acquisition of (whether by merger, consolidation or acquisition of stock or equity interests or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or division thereof, in each case that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by the Purchase Agreement;

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issue, sell, grant, pledge, transfer, lease, encumber or dispose of (or authorize the issuance, sale, grant, transfer, lease, encumbrance or disposition of), any shares of capital stock, voting securities or other ownership interest, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries, except (i) for any issuance, sale or disposition to the Company or a subsidiary of the Company by any subsidiary of the Company, (ii) the issuance, sale or disposition of any securities of any of the subsidiaries of the Company in connection with a bona fide financing or (iii) any issuance of BFI Common Stock upon the settlement of outstanding restricted stock units or the exercise of outstanding warrants;

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reclassify, combine, split or subdivide any shares of BFI Common Stock or BFI Preferred Stock or designate any series of BFI Preferred Stock other than the BFI Series A Junior Preferred Stock for purposes of complying with the Company’s obligations under the Purchase Agreement;

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establish a record date for, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a wholly owned subsidiary of the Company to the Company or any wholly owned subsidiary of the Company);

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become party to or approve or adopt any stockholder rights plan or “poison pill” agreement or similar takeover protection that would apply to Seller or the transactions contemplated by the Purchase Agreement;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or take any action with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the Purchase Agreement;

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amend in any material respect, renew, waive any material right under, consent to a transfer or terminate (except in the event the term thereof ends) any material franchise agreement to which the Company is a party; provided, however, that the foregoing shall not prohibit the Company from amending, renewing, terminating or extending franchise agreements in the ordinary course of business;

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enter into any franchise agreement without providing the prospective franchisee such information concerning the transactions contemplated by the Purchase Agreement, if required by applicable franchise laws, whether in an amended franchise disclosure document or otherwise; or

•	agree, authorize or commit to do any of the foregoing actions.

Non-Solicitation Covenants

The Agreement provides that neither Hot Air nor the Seller shall, and neither shall authorize or permit any of its affiliates (including any ACFP Company) or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Hot Air and Seller shall immediately cease and cause to be terminated, and shall cause its affiliates (including any ACFP Company) and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.  Hot Air and the Seller must advise the Company of certain information with respect to any Acquisition Proposal in accordance with the terms of the Purchase Agreement.

For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any person (other than the Company or any of its affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving any ACFP Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of any ACFP Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of any ACFP Company’s properties or assets.

Other Covenants between Signing and Closing; Post-Closing Covenants

In addition, each of the parties has covenanted to comply with the following covenants between the signing of the Purchase Agreement and the Closing:

•	Hot Air and Seller to provide and cause the ACFP Companies to provide the Company with access to information;
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parties to provide notification if designated events occur, including receipt of any notice or other communication from any governmental authority in connection with the transactions contemplated by the Purchase Agreement;

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the Company to use commercially reasonable efforts to enter into amended and restated employment agreements with the ACFP Continuing Executives and Company to give or cause to be given to Continuing Employees, ACFP Continuing Executives and ACFP Continuing Officers full credit to participate in or receive certain benefits;

•	parties to comply with confidentiality obligations;
•	parties to use commercially reasonable best efforts to obtain governmental and third party consents and approvals;
•	parties to retain certain books and records;
•	parties to use commercially reasonable efforts to assist the other party and its affiliates in amending the terms of certain indebtedness of ACFP;
•	parties to use commercially reasonable efforts to satisfy closing conditions and provide closing deliverables;
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parties to consult with each other before disclosing to employees of the parties other than senior executives or making any other public announcement regarding the Purchase Agreement or the transactions contemplated thereby prior to the Closing and obtain the Company’s consent prior to making such public announcement or certain other disclosures following the Closing;

•	parties to provide further assurances to carry out the terms of the Purchase Agreement and give effect to the transactions contemplated by the Purchase Agreement;

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the parties and their respective Boards of Directors or equivalent governing bodies to not take any action that would cause any takeover statute to apply to the Purchase Agreement or the transactions contemplated by the Purchase Agreement and the Company and Hot Air to take necessary steps for exemption from any applicable takeover statute and, if any takeover statute is applicable, the Company and Hot Air and their respective Boards of Directors are to take actions to minimize the effects thereof on such transactions;

•	Buyer to apply for and obtain approval by Nasdaq of listing the BFI Consideration Common Shares;
•	Buyer to take actions to maintain protections from director and officer liability;

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Buyer to use commercially reasonable efforts to take actions with respect to the Buyer assuming the ACFP Continuing Indebtedness and entering into documents with respect to the continuance of the ACFP Continuing Indebtedness;

•	Seller to deliver to the Company a funds flow memorandum and closing allocation table;
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Seller to determine if any payments or benefits provided in connection with execution of the Purchase Agreement or the transactions contemplated thereby would result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and, if so, Seller to use commercially reasonable efforts to obtain waivers from the recipients thereof and conduct a shareholder vote in a manner intended to comply with Section 280G(b)(5)(B) of the Code;

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parties acknowledge and agree that the Company may award up to $500,000 of discretionary performance bonuses in cash to certain members of the Company’s management and consultants in relation to the transactions contemplated by the Purchase Agreement; and

•	parties to take certain actions and refrain from taking certain actions related to tax matters.

Conditions to Closing

General Conditions

The respective obligations of the parties to effect the transactions contemplated by the Purchase Agreement are subject to the satisfaction at or prior to the Closing of the following condition:

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no governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which is in effect and has the effect of making the transactions contemplated by the Purchase Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated by the Purchase Agreement to be rescinded following completion thereof.

The Seller’s Conditions to Closing

The obligations of the Seller to effect the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

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other than the representations and warranties of the Company contained in the representations and warranties of the Company deemed “Buyer Fundamental Representations,” the representations and warranties of the Company contained in the Purchase Agreement, the Transaction Documents and any certificate or other writing delivered pursuant to the Purchase Agreement shall be true and correct in all respects on and as of the date of the Purchase Agreement and on and as of the date of the Closing with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, have a Buyer Material Adverse Effect (in each case, without giving effect to any qualifications as to “material” or “Buyer Material Adverse Effect” contained in such representations and warranties). The representations and warranties of the Company contained in the Buyer Fundamental Representations shall be, except for de minimis inaccuracies, true and correct in all respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though made at and as of such date;

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the Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Purchase Agreement and the Transaction Documents to be performed or complied with by it prior to or on the date of the Closing; provided, that with respect to agreements, covenants and conditions that are qualified by materiality, the Company shall have performed such agreements, covenants and conditions, as so qualified, in all respects; and further, provided, that the Company shall have complied in all respects with its obligations to provide the deliverables set forth in the Purchase Agreement;

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all approvals, consents and waivers that are listed on Section 4.04 (No Conflicts; Consents) of the disclosure schedules to the Purchase Agreement shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing;

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from the date of the Purchase Agreement, there shall not have occurred any Buyer Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Buyer Material Adverse Effect;

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the Seller shall have received evidence that the Company has filed a certificate of designation of the BFI Series A Junior Preferred Stock, which shall designate the terms of the BFI Series A Junior Preferred Stock, with the Secretary of State of the State of Delaware at or prior to the Closing, which shall continue to be in full force and effect as of Closing; and

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the Seller shall have received a certificate, dated the date of Closing and signed by a duly authorized officer of the Company, that each of the foregoing conditions to obligations of the Seller have been satisfied.

The Company’s Conditions to Closing

The obligations of the Company to effect the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

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other than the representations and warranties of the Seller contained in the representations and warranties of the Seller deemed “Seller Fundamental Representations,” the representations and warranties of Hot Air and Seller contained in the Purchase Agreement, the Transaction Documents and any certificate or other writing delivered pursuant to the Purchase Agreement shall be true and correct in all respects on and as of the date of the Purchase Agreement and on and as of the date of Closing with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, have an ACFP Material Adverse Effect (in each case, without giving effect to any qualifications as to “material” or “ACFP Material Adverse Effect” contained in such representations and warranties). The representations and warranties of the Seller contained in the Seller Fundamental Representations shall be, except for de minimis inaccuracies, true and correct in all respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

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Hot Air and the Seller shall have duly performed and complied in all respects with all agreements, covenants and conditions required by the Purchase Agreement and Transaction Documents to be performed or complied with by them prior to or on the date of Closing; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Hot Air and the Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects; and further, provided, that the Seller and Hot Air shall have complied in all respects with their obligations to provide the deliverables set forth in the Purchase Agreement in all respects;

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all approvals, consents and waivers that are listed on Section 7.02(c) (Conditions to Obligations of Company) of the disclosure schedules to the Purchase Agreement shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing;

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from the date of the Purchase Agreement, there shall not have occurred any ACFP Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in an ACFP Material Adverse Effect; and

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the Company shall have received a certificate, dated the date of Closing and signed by a duly authorized officer of Seller and Hot Air, that each of the foregoing conditions to obligations of the Company have been satisfied.

Indemnification

Seller shall indemnify the Company and its affiliates (including, following the Closing, Hot Air and the other ACFP Companies) (collectively, the “Buyer Indemnitees”) and their respective representatives for (a) any inaccuracy or breach of any of the representations or warranties of Hot Air and the Seller; provided, that Seller shall not be liable to the Buyer Indemnitees under this (a) until the aggregate amount of all losses under this (a) exceeds $350,000 (the “Basket”); provided, further, that the aggregate liability of the Seller under this (a) shall not exceed $15,000,000; (b) any breach or non-fulfillment of any covenant, agreement or obligation of the Seller or (c) any Transaction Expenses or Indebtedness of the Company (other than the ACFP Continuing Indebtedness) outstanding as of the Closing to the extent included in the calculation of the BFI Consideration Share Amount.  Subject to limitations with respect to Seller Fundamental Representations and the Fraud of the indemnifying party, the aggregate liability of the Seller under the foregoing indemnification obligations shall not exceed an amount equal to the BFI Consideration Share Amount.

The Company shall indemnify the Seller and its affiliates (the “Seller Indemnitees”) and their respective representatives for (a) any inaccuracy or breach of any of the representations or warranties of the Company; provided, that the Company shall not be liable to the Seller Indemnitees under this (a) until the aggregate amount of all losses under this (a) exceeds the Basket, in which event the Company shall be liable for all such losses from the first dollar; provided, further, that the aggregate liability of the Seller under this (a) shall not exceed $5,000,000; and (b) any breach or non-fulfillment of any covenant, agreement or obligation of the Company.  Subject to limitations with respect to Buyer Fundamental Representations and the Fraud of the indemnifying party, the aggregate liability of the Company under the foregoing indemnification obligations shall not exceed an amount equal to $15,000,000.

The foregoing indemnification obligations shall be subject to further limitations with respect to the Seller Fundamental Representations and Buyer Fundamental Representations, the Fraud of the indemnifying party, materiality qualifiers, amounts received from collateral sources, amounts accrued or reflected on the Seller’s financial statements, losses attributable to any post-Closing action by the Company or an affiliate, and amounts received pursuant to other provisions of the Purchase Agreement.

The parties’ representations and warranties will survive for twelve (12) months following the Closing; provided, that claims based on Fraud shall survive indefinitely; provided; further, that the Seller Fundamental Representations, the Buyer Fundamental Representations and the representations and warranties of the Seller in the Section 3.12(c) (Intellectual Property) (solely with respect to the first sentence thereof regarding title to and right to use Company Intellectual Property), Section 3.18 (Environmental Matters) and Section 3.19 (Employee Benefit Matters) (solely insofar as it relates to Taxes) shall survive until sixty (60) days past the applicable statute of limitations.  Covenants and agreements (other than with respect to tax matters) shall survive indefinitely or for the period explicitly specified therein until performed.

Seller shall satisfy its indemnification obligations to a Buyer Indemnitee first from the Indemnification Escrow Shares (valued at the volume-weighted average price per share for the thirty (30) trading day period ending on the trading day immediately prior to the payment of such indemnification obligation).  If an indemnification obligation of the Seller remains outstanding following the transfer of the Indemnification Escrow Shares, such remaining obligation shall be satisfied by transfer to the Buyer Indemnitee of shares of BFI Series A Junior Preferred Stock (valued at a per share amount based on the Series A Redemption Price).

Buyer shall satisfy its indemnification obligations by issuance to the Seller Indemnitee of a number of additional shares of BFI Common Stock (valued at the volume-weighted average price per share for the thirty (30) trading day period ending on the trading day before the payment of such indemnification obligation) representing the amount of the indemnification obligation.

Termination

The Purchase Agreement may be terminated at any time prior to the Closing:

•	by mutual written consent of the Seller and the Company;

•

by the Company by written notice to Seller if:

•the Company is not then in material breach of any provision of the Purchase Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller or Hot Air pursuant to the Purchase Agreement that would cause the failure of any of the conditions described above at the Closing and such breach, inaccuracy or failure has not been cured by Seller or Hot Air, as applicable, within thirty (30) days of Seller’s receipt of written notice of such breach from the Company; or

•any of the conditions to the parties’ obligations or any of the conditions to the Company’s obligations set forth above shall not have been, or if it becomes reasonably apparent that any of such conditions will not be, fulfilled by January 31, 2022  or such later date mutually agreed upon by the Company and Seller, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

•

by the Seller by written notice to the Company if:

•Neither Seller nor Hot Air is then in material breach of any provision of the Purchase Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to the Purchase Agreement that would cause the failure of any of the conditions described above at the Closing and such breach, inaccuracy or failure has not been cured by the Company within thirty (30) days of the Company’s receipt of written notice of such breach from Seller; or

•any of the conditions to the parties’ obligations or any of the conditions to the Seller’s obligations shall not have been, or if it becomes reasonably apparent that any of such conditions will not be, fulfilled by January 31, 2022 or such later date mutually agreed upon by the Company and Seller, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

•

by the Company or Seller in the event that (i) there shall be any law that makes consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited or (ii) any governmental authority having competent jurisdiction shall have issued a governmental order permanently restraining or enjoining the transactions contemplated by the Purchase Agreement, and such governmental order shall have become final and non-appealable.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Purchase Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated by reference in this report.

Additional Agreements

In addition to the Purchase Agreement, at the Closing, the parties shall enter into the following additional agreements:

1.

amendments to the non-qualified stock option agreements pursuant to the Target Plan by and between the Target and the Company, whereby the Company agrees to issue the Rollover Options to the Target Option Holders;

2.	a certificate of designation for the BFI Series A Junior Preferred Stock;

3.

a share escrow agreement by and among the Company, the Seller and Continental Stock Transfer & Trust Company, as escrow agent, for the escrow of the Indemnification Escrow Shares and the Purchase Price Adjustment Escrow Shares;

4.

a registration rights and lock-up agreement by and between the Seller and the Company effecting  the Lock-Up and registration of shares of BFI Consideration Common Shares held by the Seller, whereby (a) the Company agrees to file a registration statement with the SEC, (b) the Seller will have certain other resale registration, demand registration, piggy-back registration and underwritten shelf offering rights and (c) the BFI Consideration Common Shares held by the Seller will be subject to the Lock-Up;

5.

a restrictive covenants agreement by and among Catterton Partners VII, L.P., Catterton Partners VII Offshore, L.P. and Catterton Partners VII Special Purposes, L.P., on the one hand, and the Company, on the other hand, whereby the parties other than the Company will be subject to confidentiality and non-solicitation restrictive covenants;

6.

a voting agreement by and among the Company, the Seller, Ophir Sternberg and Lionheart Equities, LLC, whereby the stockholders of the Company party thereto will agree for a period of one (1) year from the Closing to vote their shares to maintain the Post-Closing Board;

7.

a D&O insurance policy or an amendment to an existing D&O insurance policy for the benefit of each the Company’s and its subsidiaries’ (including the Target and its subsidiaries) directors and officers, in form, amount and substance reasonably satisfactory to Seller and generally consistent with industry practice and customs; and

8.	definitive agreements whereby the Company assumes and consents to, as applicable, the ACFP Continuing Indebtedness.

Except as described above, no consideration was paid by the Company in connection with the agreements described above.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The sale and issuance of the BFI Consideration Shares in connection with the Stock Acquisition will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.  The Seller and each of its equity holders is an “accredited investor,” as that term is defined in Rule 501(a) of the Securities Act, and Seller intends to acquire the BFI Consideration Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.  Each of the BFI Consideration Shares shall contain a restrictive legend advising that the BFI Consideration Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

In addition, the issuance of shares of BFI Common Stock upon exercise of the Rollover Options will be registered under the Securities Act under a Form S-8 registration statement for the Target Plan, as assumed by the Company.

Item 7.01.  Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued October 11, 2021 announcing the Stock Acquisition.

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation dated October 12, 2021 that was used by the Company to make presentations to certain existing and potential stockholders of the Company with respect to the transaction.

Exhibits 99.1 and 99.2 are being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement dated October 8, 2021 by and among Hot Air, Inc., Cardboard Box, LLC and BurgerFi International, Inc.

99.1	Press Release, dated October 11, 2021.

99.2	Investor Presentation, dated October 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2021

BURGERFI INTERNATIONAL, INC.

By:	/s/ Julio Ramirez
Julio Ramirez Chief Executive Officer